To the extent this presentation discusses financial projections, information or expectations about GSI Lumonics Inc., products or markets, or otherwise makes statements about the future, such statements are forward looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. The factors include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products and other risks detailed in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Safe Harbor

Advanced laser-based manufacturing tools Precision components for laser technology What Do We Offer?

Where Are We?

Where Are Our Growth Opportunities? Systems Technology Drivers Materials (copper interconnects) Process (wafers) Functionality (miniaturization) Market Drivers - Computers (memory) - Automotive safety & control (mixed signal) - Wireless (PCBs) Components Market Drivers - Instrumentation - Medical diagnostics - Material processing

Where Are We Now? (Last 12 months)

Global Sales Reach (Last 12 Months)

Why GSI Lumonics? Unique technologies that meet demanding customer performance needs Applications-specific software Core competencies laser development laser/material interaction laser position and control high volume & high quality manufacturing of custom designed subassemblies precision optics Global service

R&D memory repair 1 - 3 years wafer marking 1 - 3 years embedded trim 2 - 5 years integrated block optics 2 - 5 years 3rd generation Nd:YAG Lasers 1 - 5 years Intellectual property initiatives. 107 patents, 66 patents pending and over the past 24 months 54 patent applications submitted Worldwide customer support. Adding Value Where It Counts

Financial Summary

Key Financial Statistics -- (US$ Millions) Consolidated Sales Net Earnings

CY2001/PF 100% 36% 10% 30% 2% (6)% Target Sales Gross Margin % R&D % SG&A % Amortization of Purchased Intangibles Operating Income 100% 46% 10% 20% 1% 15 % Target Business Model

Cash ? $150 US million Total Assets ? $314 US million NBV ? $262 US million Selected Balance Sheet (September 2002)

A Quick Review Well-capitalized Improving gross margins New products - memory repair wafer marking embedded trim integrated block optics 3rd generation Nd:YAG Lasers

Cyclical market Poised for growth Well-positioned wafer marking 75% market share memory repair technology change mixed signal trimming 90% market share solder inspection 20% market share component/circuit trim 30% market share embedded trim emerging application Business Situation - System Products

Sales -- (US$ Millions)

Wafer Marking (Front -end)

Wafer Marking (CSP)

Memory Repair

Enabling technologies Diversified markets Business Situation - Component Products scanners 45% market share precision optics specialized markets lasers specialized markets medical printers 80% market share scan heads 50% market share Applications: Products: materials processing vision displays measurement inspection alignment medical

Sales -- (US$ Millions)

Optical Scanners Confocal microscopy Vision correction Materials processing Stereolithography Medical diagnostics

Real-time Critical Care

Wave Locker NLW-1 (Telecom) Mendelson Interferometer (Meteorology) Germanium Aspheric Lens (Lasers) Precision Optics Optical fabrication Laser optical components Diamond tuned array . of mirrors and lenses Custom mirrors, lenses - and thin film coating; - Superpolishing Refractrometer Part (Optometry)

Industrial Lasers Laser Welding Laser Drilling Laser Cutting

Why Invest in GSI Lumonics? Well-capitalized Improving growing gross margins New products

www.gsilumonics.com/investors